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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  NOVEMBER 12, 1997



                             THE WISER OIL COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          DELAWARE                         0-5426               55-0522128
(STATE OR OTHER JURISDICTION            (COMMISSION            (IRS EMPLOYER
      OF INCORPORATION)                 FILE NUMBER)         IDENTIFICATION NO.)


                          8115 PRESTON ROAD, SUITE 400
                              DALLAS, TEXAS  75225
         (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (214) 265-0080
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     Item 5.  OTHER EVENTS.

     On November 12, 1997, The Wiser Oil Company (the "Company") announced its results of operations for the three months and nine months ended September 30, 1997. The Company reported a net loss for the quarter ended September 30, 1997 of $1.9 million, or $0.21 per share, on revenues of $17.8 million, compared with net income of $2.4 million, or $.27 per share, on revenues $19.5 million for the comparable period of the prior year. The results of operations for the quarter ended September 30, 1997 were impacted by lower production rates, higher exploration costs, increased depreciation, depletion and amortization charges, interest expense and lower oil prices. The Company did not have any marketable security sales gains in the third quarter of 1997 compared to $0.8 million of gains in the third quarter of 1996.

     As a result of the lower actual production rates for the quarter ended September 30, 1997, the Company adjusted its anticipated rate of net production for the year ending December 31, 1997 to 4.8 MBOE, representing a 6% reduction from the Company's previous estimate for 1997 of 5.1 MBOE. Lower than expected production primarily from the Company's Canadian properties, the Wellman Unit, the Welder Ranch and the Maljamar properties resulted in a decrease in net production on an oil equivalent basis to 1,112 MBOE in the third quarter of 1997 from 1,146 MBOE in the second quarter of 1997 (a 3% decrease) and from 1,207 MBOE in the third quarter of 1996 (an 8% decrease). Weather delays, compressor problems, well shut in due to lack of availability of workover rigs and drilling delays due to rig shortages caused lower production rates from the Company's Canadian properties in the third quarter and nine months of 1997. Since September 30, 1997, however, the Company's average daily net production on an oil equivalent basis from its Canadian properties increased by approximately 320 BOE over the average daily net production for the third quarter of 1997. The Company anticipates that net production from its Canadian properties will steadily increase during the remainder of 1997 as a result of drilling activity at its Provost and Beatton River/Elm properties. The lower than expected production at the Wellman Unit during the third quarter of 1997 was due primarily to lack of well bore integrity in several older wells which were recompleted in the second quarter of 1997 and the mechanical failure of a well that had average daily gross production of approximately 318 BOE. Two new wells were completed on the Wellman Unit during October 1997 resulting in increased
average daily gross production.   Wiser intends to drill a third new well in
December, 1997 to offset lower production. Lower than projected production rates from the Welder Ranch was due in part to fewer well completions during the third quarter of 1997 than originally forecasted as a result of weather delays and rig availability, coupled with testing unproved areas of the field. In addition, the Company was unable to commingle multiple producing zones. Each of the three units at the Maljamar Properties have been to a different degree affected by the timing of response to water injection, timing of project development, and actual performance contributing to lower than expected production rates.

     United States Exploration. During the quarter ended September 30, 1997, the Company drilled and completed in the United States 25 gross wells of which four were oil, 17 were gas,

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and four were dry. For the nine months ended September 30, 1997, the Company drilled and completed in the United States 77 gross wells of which 42 wells were oil, 28 were gas, and seven were dry. In September 1997, the Company purchased an additional working interest in the Welder Ranch prospect. The purchase increases the Company's total working interest in the Welder Ranch to 60% in 16,400 gross acres. Since the acquisition of the property in the second quarter of 1997, nine wells have been drilled, seven of which were successful. An additional four to five wells are expected to be drilled on the Welder Ranch prospect by the end of 1997. Recently, the Company acquired an 85% interest in an oil and gas lease located on the Roche Ranch covering approximately 15,300 gross acres. The lease is approximately 25 miles south of the Welder Ranch project, and adjacent to the Company's Terrell Ranch prospect on which a 3-D seismic survey has already been completed. Drilling on the Roche Ranch prospect is expected to commence when a second rig arrives in January 1998. A 3-D seismic survey has been completed at the Blanco Creek project, and is currently being processed. Additional seismic surveys are scheduled to begin on the Fitzsimmons prospect in December 1997 and on Roche Ranch for the first quarter of 1998.

     Canadian Exploration. During the third quarter of 1997, the Company drilled nine gross wells, of which eight were oil and one was dry. For the nine months ended September 30, 1997, the Company drilled 27 wells of which 18 were oil, four were gas and five were dry. The Provost project, in Southeast Alberta, is currently the focus of the Company's Canadian exploration activity. To date, 19 oil wells have been completed and ten of the wells are producing on this project. Six more wells are expected to start production by the end of 1997, followed by three more expected in January 1998. The Company is the operator and has a 50% working interest in the W3W pool and expects to drill three to four wells in the pool on 10-acre spacing. A well is expected to be drilled at Kaybob South prospect as a follow-up to a winter completion in the Cretaceous formation. At Beatton River/Elm, a stepout well drilled during fall 1997 is being placed on production and the discovery well drilled in December of 1996 will go on stream by January 1, 1998.

     Disclosure Regarding Forward-Looking Statements. All statements other than statements of historical facts included in this Current Report on Form 8-K, including without limitation statements regarding increases in oil and gas production, the number of wells anticipated to be drilled in 1997 and thereafter and the Company's plans and objectives for future operations, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on its business or operations. Among the factors that could cause actual results to differ materially from the Company's expectations are fluctuations in oil and gas prices, drilling and operating risks, general economic conditions, competition and domestic and foreign government regulations. All subsequent written or oral

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forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by such factors. The Company assumes no obligation to update any such forward-looking statements.



     Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  Exhibits

               Item           Exhibit
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               99             Press Release, dated November 12, 1997

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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      THE WISER OIL COMPANY



Date: November 21, 1997               By:  /s/ Andrew J.Shoup, Jr.
                                           ----------------------------------
                                           Andrew J. Shoup, Jr.
                                           President and Chief Executive Officer

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                               INDEX TO EXHIBITS


Item
Number            Exhibit
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 99          Press Release, dated November 12, 1997